                                                                    Exhibit 10.8




===============================================================================


                         CERTIFICATE PURCHASE AGREEMENT


                          dated as of November 4, 1994



                                     among

                       GENEVA STEEL FUNDING CORPORATION,

                                   as Seller,

                       CORPORATE RECEIVABLES CORPORATION,

                                 as Purchaser,

                     THE LIQUIDITY PROVIDERS NAMED HEREIN,

                         CITICORP NORTH AMERICA, INC.,

                            as Certificate Agent for
                       Corporate Receivables Corporation
                          and the Liquidity Providers,

                                      and

                             GENEVA STEEL COMPANY,

                                  as Servicer



================================================================================


                                                         TABLE OF CONTENTS


                                                                                                                  Page
                                                                                                                  ----

                                                             ARTICLE I

                                                            DEFINITIONS


         SECTION 1.01    Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02    Other Definitional Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                            ARTICLE II

                                                     PURCHASE AND SALE OF THE
                                                 SERIES 1994-1 CERTIFICATE; INCREASES

         SECTION 2.01    Purchase and Sale of the Series 1994-1 Certificate  . . . . . . . . . . . . . . . . . . .   2
         SECTION 2.02    Series 1994-1 Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 2.03    Increases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 2.04    Increase Limits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         SECTION 2.05    Procedure for Making Increases; Additional Interest Periods   . . . . . . . . . . . . . .   4
         SECTION 2.06    Assignments by CRC to Liquidity Providers   . . . . . . . . . . . . . . . . . . . . . . .   5
         SECTION 2.07    Pro Rata Increases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 2.08    Number of Certificate Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 2.09    Defaulting Liquidity Provider   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.10    Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                            ARTICLE III

                                                 FEES, YIELD AND YIELD PROTECTION

         SECTION 3.01    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 3.02    Yield   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.03    Yield Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.04    Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 3.05    Mitigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 3.06    Sharing of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                            ARTICLE IV

                                                       CONDITIONS PRECEDENT

         SECTION 4.01    Conditions Precedent to Funding of the Initial Increase   . . . . . . . . . . . . . . . .  14
         SECTION 4.02    Conditions Precedent to All Increases   . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 4.03    CRC Discretionary Fundings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

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                                                                                                                           ----

                                                             ARTICLE V

                                                        THE CERTIFICATE AGENT
         SECTION 5.01    Authorization and Action of the Certificate Agent . . . . . . . . . . . . . . . . . . . . . . . .   15
         SECTION 5.02    The Certificate Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         SECTION 5.03    The Certificate Agent and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 5.04    Amendments, Waivers and Other Actions by the Certificate Agent  . . . . . . . . . . . . . . . . .   16

                                                              ARTICLE VI

                                                             ASSIGNMENTS
         SECTION 6.0     Restrictions on Assignments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 6.02    Rights of Assignee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 6.03    Notice of Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                                             ARTICLE VII

                                                            MISCELLANEOUS
         SECTION 7.01    Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 7.02    Notices, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 7.03    No Waiver; Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 7.04    Binding Effect; Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 7.05    No Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 7.06    Captions and Cross References   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 7.07    Integration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 7.08    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 7.09    Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 7.10    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 7.11    Execution in Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21


EXHIBIT A - Notice of Increase

                 CERTIFICATE PURCHASE AGREEMENT dated as of November 4, 1994 (as modified, amended, supplemented or restated from time to time the "Agreement") among GENEVA STEEL FUNDING CORPORATION, as seller (either "GSFC" or the "Seller"), CORPORATE RECEIVABLES CORPORATION, as purchaser (either "CRC" or the "Purchaser"), CITIBANK, N.A., as a liquidity provider and each other liquidity provider party hereto by virtue of an assignment pursuant to Article VI hereof (each a "Liquidity Provider" and collectively, the "Liquidity Providers"), CITICORP NORTH AMERICA, INC., as agent (the "Certificate Agent") for CRC and the Liquidity Providers, and GENEVA STEEL COMPANY, as servicer (either "Geneva Steel" or the "Servicer").

                               W I T N E S E T H:

                 WHEREAS, the Geneva Steel Trade Receivables Master Trust (the "Trust") intends to issue the Series 1994-1 Certificate (as hereinafter defined);

                 WHEREAS, subject to the terms and conditions of this Agreement and of the Series 1994-1 Supplement, GSFC will sell the Series 1994-1 Certificate to the Purchaser;

                 WHEREAS, subject to the terms and conditions of this Agreement, CRC may, and the Liquidity Providers shall, fund from time to time increases in the Invested Amount of the Series 1994-1 Certificate; and

                 WHEREAS, except as provided in Section 2.06, the Series 1994-1 Certificate will initially be held by CRC subject to assignment to the Certificate Agent for the Liquidity Providers;

                 NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01 Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in Annex X attached hereto or the Series 1994-1 Supplement.

         SECTION 1.02  Other Definitional Provisions.

         (a) As used herein, in the Series 1994-1 Certificate and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

         (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to a Section, subsection, Schedule and Exhibit in or to this Agreement unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                   ARTICLE II

                            PURCHASE AND SALE OF THE
                      SERIES 1994-1 CERTIFICATE; INCREASES

         SECTION 2.01 Purchase and Sale of the Series 1994-1 Certificate. (a) On the terms and subject to the conditions set forth in the Pooling and Servicing Agreement, the Series 1994-1 Supplement and this Agreement, and in reliance on the covenants, representations and agreements set forth herein, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Series 1994-1 Certificate on the Closing Date for an initial price, not to exceed the Maximum Invested Amount, as may be agreed by the Seller and the Purchaser on the Closing Date (the "Certificate Purchase Price"). Without limiting any other provision of this Agreement, the obligation of the Purchaser to purchase the Series 1994-1 Certificate on the Closing Date is subject to the satisfaction of the conditions precedent set forth in Section 4.01 hereof.

         (b) On the Closing Date, the Seller will deliver to the Certificate Agent for the Purchaser the Series 1994-1 Certificate, dated the Closing Date, registered in the name of CRC and duly authenticated in accordance with the provisions of the Pooling and Servicing Agreement against delivery by the Certificate Agent, on behalf of the Purchaser, to the Seller of the Certificate Purchase Price.

         SECTION 2.02 Series 1994-1 Certificate. On the Closing Date, on each date and at any time an Increase is funded hereunder and on each date and at any time any Increase is decreased, a duly authorized officer or employee of the Certificate Agent shall make appropriate notations in its books and records of the Purchase Price, the amount of such Increase and the amount of such reduction, as applicable. Each of the Servicer, the Seller and the Trustee hereby authorizes each duly authorized officer and employee of the Certificate Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on the Seller and the Trustee absent manifest error. All Increases in the Invested Amount shall be subject to decreases in accordance with the provisions of this Agreement and the Series 1994-1 Supplement and shall mature and be decreased in full no later than the Expected Final Payment Date.

         SECTION 2.03 Increases. On the terms and subject to the conditions set forth in this Agreement and the Series 1994-1 Supplement (including Article IV hereof):

                 (a) Increases Generally. The Series 1994-1 Certificateholder may in its discretion, in the case of CRC, and shall, in the case of the Liquidity Providers (where the Certificate Agent is holding the Series 1994-1 Certificate on the Liquidity Providers' behalf), from time to time during the period from the Closing Date to the last day of the Revolving Period for the Series 1994-1 Certificate, acquire Certificate Interests in the Series 1994-1 Certificate by providing funds to GSFC for the purchase of Receivables from Geneva Steel or the repayment to Geneva Steel of amounts owing under the Subordinated Note or capital contributions related to prior purchases of Receivables.

                 (b) CRC Discretionary Increases. To the extent CRC is the Series 1994-1 Certificateholder, CRC may (but is not committed to) at the request of the Seller fund Increases through the issuance of CP Notes or Notes (each such issuance, a "CRC Tranche") from time to time during the period specified in clause (a) above.

                 (c) Liquidity Provider Increases. During the period specified in clause (a) above, if CRC chooses at any time not to fund an Increase when requested by GSFC and assigns its Certificate Interests pursuant to Section 2.06, each Liquidity Provider shall fund an Increase in an amount equal to its Liquidity Provider Commitment Percentage of the amount of such requested Increase. At such time, each Liquidity Provider shall acquire the Certificate Interest corresponding to its pro rata share of each Increase funded by such Liquidity Provider. All fundings by the Liquidity Providers shall be at the Bank Rate and shall be made on a pro rata basis in accordance with the Liquidity Provider Commitments pursuant to Section 2.07.

         SECTION 2.04 Increase Limits. Under no circumstances shall CRC or any Liquidity Provider be obligated to fund any Increase to the extent that, after giving effect to such Increase and the other Increases to be funded by the other Liquidity Providers concurrently therewith and the application of all or any portion of the proceeds thereof to the account of the Certificate Agent designated by the Certificate Agent, (a) the aggregate amount of outstanding Increases funded by CRC plus the aggregate amount of the outstanding Increases funded at any time by Liquidity Providers would exceed the Maximum Invested Amount; and (b) with respect to any Liquidity Provider, the aggregate amount of outstanding
Increases funded by such Liquidity Provider would exceed its Liquidity Provider Commitment Percentage of the Maximum Invested Amount.

         SECTION 2.05  Procedure for Making Increases; Additional Interest
Periods.

         (a) Notice of Increase. Each Increase shall be funded on notice from GSFC (substantially in the form of Exhibit A hereto) to the Certificate Agent received by the Certificate Agent not later than 4:00 p.m. (New York City time) on the Business Day immediately preceding the date of such proposed Increase (each, an "Increase Date") (with a copy provided to the Trustee); provided, that if the Yield Rate for the initial Interest Period for the resulting Increase is to be calculated at a rate based on the Adjusted Eurodollar Rate, then such notice must be received not later than 4:00 p.m. (New York City time) on the third Business Day next preceding such Increase Date. Each such notice of a proposed Increase shall specify the amount of the Increase, the Increase Date, whether the Yield Rate applicable to such Increase will be determined by reference to the CP Rate or Pool Rate and, in the case of any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate, the desired duration of the initial Interest Period for such Increase. The Certificate Agent shall promptly notify each Liquidity Provider, the Servicer and the Seller if CRC elects in its discretion not to fund an Increase.

         (b) Amount of Increases. The amount of each Increase shall be equal to the lesser of (i) the amount proposed by GSFC, pursuant to subsection
(a) and (ii) the maximum amount permitted under Section 2.04 unless CRC or the Liquidity Providers otherwise elect.

         (c) Funding of Increases. On the date of each Increase, CRC or the Liquidity Providers, as applicable, shall, upon satisfaction of the applicable conditions set forth in Article IV, make available to the Certificate Agent at its office at 399 Park Avenue in New York, New York, the amount of its Increase (determined pursuant to subsection (b)) in same day funds, and after receipt by the Certificate Agent of such funds, the Certificate Agent will deposit the same in same day funds into the account designated therefor by GSFC, the Certificate Agent to use its best efforts to make such deposit by not later than 12:00 noon, New York City time on the date of receipt thereof by the Certificate Agent.

         (d) Additional Interest Periods. Upon the expiration of any initial Interest Period or Additional Interest Period (as defined below) for an Increase, the Seller may direct that such Interest Period for any Increase be renewed for a period of time selected by the Seller (such renewal period, an "Additional Interest Period"). Each Additional Interest Period for an Increase shall commence on the day immediately following the last day of the current Interest Period and shall end on the day specified by the Seller in the notice delivered pursuant to Section 2.05(a); provided, however, that (i) during the Amortization Period, any Additional Interest Period selected by the Seller must end on or prior to the Expected Final Payment Date; and (ii) during a Partial Amortization Period or Early Amortization Period, any Additional Interest Period must be for a period of one day. The Seller shall provide notice to the Certificate Agent received by the Certificate Agent not later than 4:00 p.m. (New York City time) on the Business Day immediately preceding the first day of such Additional Interest Period (with a copy provided to the Trustee) if the Yield Rate for such Additional Interest Period is to be calculated at a rate based on the Alternate Base Rate; provided, that if the Yield Rate for such Additional Interest Period is to be calculated at a rate based on the Adjusted Eurodollar Rate, then such notice must be received not later than 4:00 p.m. (New York City time) on the third Business Day next preceding the date on which such Additional Interest Period is to commence. Each such notice of a proposed Additional Interest Period shall specify the desired duration of such Additional Interest Period.

         SECTION 2.06 Assignments by CRC to Liquidity Providers. (a) On or after any date during the Term of the Aggregate Liquidity Provider Commitment, on which CRC has elected in its discretion not to fund an Increase hereunder, CRC may, in its own discretion, and will, at the request of GSFC (which request may be made at any time, whether before or after CRC has elected to fund or not fund an Increase hereunder, but with the consent of the Certificate Agent, which consent shall not be unreasonably withheld, conditioned or delayed), assign to the Liquidity Providers (in accordance with their respective Liquidity Provider Commitment Percentages) and the Liquidity Providers shall purchase all of CRC's right, title to and interest in, all Certificate Interests then owned by CRC corresponding to outstanding Increases owned by CRC. Each such assignment of Certificate Interests then owned by CRC shall be made upon receipt of consideration (in cash) from the Liquidity Providers equal to the lesser of the following amounts, each computed with respect to the Series 1994-1 Certificate:

                 (i) the Invested Amount plus accrued but unpaid Yield thereon, and

                (ii)      FAP x (OB-Defaulted Receivables)
                          --------------------------------
                          LDLA

where:

                 FAP = the Floating Allocation Percentage.

                 OB  = the Outstanding Balance of Transferor
                       Receivables.

                 LDLA = a loss and dilution reserve adjustment, computed by adding to the number 1 an amount (expressed as a fraction) equal to 50% of the Specified Loss and Dilution Reserve Percentage;

provided, that for purposes of the foregoing computations, the Outstanding Balance shall be calculated on the date, and Defaulted Receivables shall be computed since the date, the Floating Allocation Percentage was last computed or deemed computed; provided further, that no Liquidity Provider shall be required to purchase any Certificate Interest to the extent that, after giving effect thereto, the aggregate amount of Increases of such Liquidity Provider (including any Certificate Interests purchased from CRC as described below) would exceed its Liquidity Provider Commitment.

         (b) Upon an assignment described in subsection (a) and upon any other assignment of Certificate Interests by CRC to the Liquidity Providers,
(i) all Certificate Interests previously owned by CRC and so assigned shall become Certificate Interests owned by the Liquidity Providers, (ii) all Interest Periods for the related Increases shall immediately terminate, (iii) the Increases related to such Certificate Interests shall be assigned new Interest Periods selected by GSFC commencing on the date of such assignment and the Yield Rates for which shall be determined in accordance with the definition of "Yield Rate," and (iv) CRC shall present the Series 1994-1 Certificate to the Trustee for transfer to the Certificate Agent and the Trustee shall register a new Series 1994-1 Certificate in the name of the Certificate Agent, to be held by the Certificate Agent for the benefit of the Liquidity Providers.

         (c) Notwithstanding any assignment described in subsection (a) or any other assignment of Certificate Interests by CRC to the Liquidity Providers, the Trustee on behalf of the Trust shall continue to be obligated, to the extent provided under the Series 1994-1 Supplement, to pay to CRC the following amounts (in each case out of Collections available for such payments as provided in the Series 1994-1 Supplement):

                 (i) as of the date of such assignment, all accrued and unpaid Yield with respect to the Increases; and

                (ii) to the extent that any Increase related to Certificate Interests so assigned had been previously allocated to an Interest Period ending after the date of such assignment, the lesser of (A) any Breakage Costs which would have been payable under the Series 1994-1 Supplement on account of such early termination of such Interest Period as though the Increase so assigned had been reduced on the day of such assignment and (B) any actual Breakage Costs paid by CRC to third-parties in connection with the prepayment of any CP Notes from the proceeds from the Liquidity Providers of the Certificate Interests so assigned, or, if CRC is unable to prepay such CP Notes, the amount, if any, by which interest on such CP Notes at the CP Rate during the remainder of such Interest Periods exceeds the income, if any, received by CRC from investing the proceeds of such assignments; provided, that the Certificate Agent on behalf of CRC shall use reasonable efforts to mitigate any such excess costs by investing the proceeds of such assignment in Eligible Investments or similar types of investments.

         (d) Each assignment of Certificate Interests and the Series 1994-1 Certificate from CRC to the Liquidity Providers pursuant to this Section 2.06 shall be without recourse or warranty, express or implied, except that such Certificate Interests and the Series 1994-1 Certificate are free and clear of adverse claims created by or arising as a result of claims against the Certificate Agent or CRC. Nothing in this Section 2.06 shall be deemed to limit any rights of CRC under any other provisions of this Agreement to assign its right, title to and interest in any portion of the Certificate Interests or the Series 1994-1 Certificate owned by CRC.

         (e) The Certificate Agent shall promptly notify the Servicer and GSFC of any assignment described in subsection (a) of this Section 2.06.

         SECTION 2.07 Pro Rata Increases. Following an assignment of the Series 1994-1 Certificate pursuant to Section 2.06, each request by GSFC for Increases from the Liquidity Providers shall be made to the Certificate Agent for pro rata amounts in accordance with the Liquidity Provider Commitments of the Liquidity Providers.

         SECTION 2.08 Number of Certificate Interests. The number of Certificate Interests held by CRC all or every portion of which was funded with any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate or the Liquidity Providers hereunder at any one time, after giving effect to any Increases and decreases of Increases the Yield Rate in respect of which shall be determined by reference to the CP Rate, shall not exceed ten (10) without the consent of the Certificate Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

         SECTION 2.09 Defaulting Liquidity Provider. In the event any Liquidity Provider is required to fund an Increase under Section 2.03(c), and such Liquidity Provider (the "Defaulting Liquidity Provider") fails, for any reason, to make available to the Certificate Agent its Liquidity Provider Commitment Percentage of the amount of such Increase, then the Liquidity Provider Commitment Percentage of the Defaulting Liquidity Provider shall be zero, and

                 (a) if the Certificate Agent has not made available to GSFC the amount of such Increase which the Defaulting Liquidity Provider was required to provide, the Certificate Commitment Percentages of each of the other Liquidity Providers shall be proportionately increased so that such Liquidity Provider Commitment Percentages aggregate to 100%.

                 (b) if the Certificate Agent has made available to GSFC the amount of an Increase which the Defaulting Liquidity Provider was required to provide, unless and until the amount of such Increase (along with any Yield accrued thereon in accordance with the Series 1994-1 Supplement) is reimbursed to the Certificate Agent by GSFC, the Trustee or the Defaulting Liquidity Provider, the Certificate Agent shall be a "Liquidity Provider" hereunder for all purposes relevant to such Increase and the related Certificate Interest with respect to such Increase and, notwithstanding anything herein to the contrary, the Certificate Agent shall be deemed to have a Certificate Interest equal to that of the Defaulting Liquidity Provider (determined without giving effect to this proviso) and the Defaulting Liquidity Provider's Certificate Interest shall be reduced to zero until such time as the Certificate Agent is reimbursed by the Defaulting Liquidity Provider.

Notwithstanding anything in the foregoing, in Section 2.03 or 2.05 or elsewhere in this Agreement to the contrary, the Certificate Agent shall have no commitment whatsoever to make any Increase and no Liquidity Provider shall have any obligation to make available the amount of any Increase to the Certificate Agent in connection with any Increase an amount of funds which exceeds the Liquidity Provider Commitment of such Liquidity Provider.

         SECTION 2.10 Term. (a) The term of the Aggregate Liquidity Provider Commitment and each Liquidity Provider Commitment hereunder shall be for a period of 364 days following the Closing Date or the date on which any Extension Term is granted (in each case, a "Commencement Date"), unless extended as provided below. Prior to the expiration of the Initial Term or any Extension Term the Certificate Agent shall request a 364 day extension of such expiration date and each Liquidity Provider may, in its sole and absolute discretion, extend its Liquidity Provider Commitment by delivering to the Certificate Agent a written notice of such Liquidity Provider's commitment to extend; provided, however, that (i) in no event shall the term of any Liquidity Provider Commitment at any time exceed one (1) year, (ii) any such extension shall be ineffective if an Early Amortization Event has occurred and is continuing at the time of the proposed commencement of such Extension Term and
(iii) the last day of any Extension Term shall occur on or prior to the Amortization Date. Failure of a Liquidity Provider to deliver a notice of such Liquidity Provider's intent to grant an Extension Term shall be deemed to be an election by such Liquidity Provider not to grant an Extension Term. Each Extension Term shall expire 364 days from its Commencement Date. If less than all of the Liquidity Providers have elected to grant an Extension Term and the Certificate Agent has been unable to replace any Liquidity Provider which has declined to grant an Extension Term, the Certificate Agent will so notify the Liquidity Providers, the Seller and the Servicer prior to the day on which the Term or Extension Term expires.

         (b) Upon any assignment pursuant to Section 2.06(a), the obligation of each Liquidity Provider to fund Increases shall be governed by
Section 2.03.


                                  ARTICLE III

                        FEES, YIELD AND YIELD PROTECTION

         SECTION 3.01 Fees. (a) GSFC shall pay to the Certificate Agent such fees for its own account and for the account of CRC in such amounts and at such times as set forth in the fee letter agreement dated the date hereof between the Seller and the Certificate Agent, as such fee letter agreement may be amended or modified from time to time.

         (b) In the event that CRC is not the Series 1994-1 Certificateholder, GSFC shall pay to the Certificate Agent, for the account of the Liquidity Providers, for each Collection Period a fee equal to the product of (i) 0.375, times (ii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, times (iii) the difference, if any, between the Maximum Invested Amount and the weighted average Invested Amount during such Collection Period.

         SECTION 3.02 Yield. Yield shall accrue and be payable with respect to each Increase as provided in the Series 1994-1 Supplement.

         SECTION 3.03 Yield Protection. (a) If (i) compliance by any Liquidity Provider with Regulation D or any other guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) or (ii) any Regulatory Change occurring after the date hereof:

                 (A) shall subject any Liquidity Provider to any tax, duty or other charge with respect to any Certificate Interest owned or any Increase funded by it, or any obligations or right to fund Increases or to provide funding therefor, or shall change the basis of taxation of payments to the Liquidity Provider of any Certificate Interest or Yield owned by, owed to or funded by it or any other amounts due under this Agreement or any other Transaction Document in respect of any Certificate Interest owned by or funded by it or its obligations or rights, if any, to fund Increases or to provide funding therefor (except for changes in the rate of tax on the overall net income of such Liquidity Provider imposed by the United States of America, by the jurisdiction in which such Liquidity Provider's principal executive office and the relevant funding branch is located and, if such Liquidity Provider's principal executive office is not in the United States of America, by the jurisdiction where such Liquidity Provider's principal office in the United States is located); or

                 (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Yield), special deposit or similar requirement against assets of any Liquidity Provider, deposits or obligations with or for the account of any Liquidity Provider or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Liquidity Provider, or credit extended by any Liquidity Provider; or

                 (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Liquidity Provider; or

                 (D) shall impose any other condition affecting any Certificate Interest owned or funded by any Liquidity Provider, or its obligations or rights, if any, to fund Increases or to provide funding therefor;

and the result of any of the foregoing is or would be

                 (x) to increase the cost to or to impose a cost on (I) a Liquidity Provider funding or maintaining any Increases or other extensions of credit under this Agreement, or any commitment of such Liquidity Provider with respect to any of the foregoing or (II) the Certificate Agent for continuing its relationship with CRC,

                 (y) to reduce the amount of any sum received or receivable by a Liquidity Provider under this Agreement or any other Transaction Document with respect thereto, or

                 (z) in the sole determination of such Liquidity Provider, to reduce the rate of return on the capital of a Liquidity Provider as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Liquidity Provider could otherwise have achieved, then within thirty days after demand by such Liquidity Provider to CRC, the Seller and the Certificate Agent (which demand shall be accompanied by a statement addressed to the Seller setting forth the basis of such demand), such Liquidity Provider shall be entitled to payment for such additional amount or amounts as will compensate such Liquidity Provider for such additional or increased cost or such reduction as an owner of Certificate Interests in the Series 1994-1 Certificate pursuant to the terms of the Series 1994-1 Supplement; provided, however, that no Liquidity Provider having its principal place of business outside the United States of America shall be entitled to payments of additional amounts in respect of any taxes described in paragraph
(A) above.

         (b) Each Liquidity Provider will promptly notify GSFC and the Certificate Agent of any event of which it has knowledge which is reasonably likely to entitle such Liquidity Provider to compensation pursuant to this
Section 3.03; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Liquidity Provider to such compensation.

         (c)     In determining any amount provided for or referred to in this
Section 3.03, a Liquidity Provider may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Liquidity Provider when making a claim under this Section 3.03 shall submit to GSFC a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, be conclusive and binding upon the Seller.

         SECTION 3.04 Taxes. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Seller or the Trustee to or for the benefit of any Liquidity Provider shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Liquidity Provider by the state or foreign jurisdiction under the laws of which such Liquidity Provider is organized or in which it is otherwise doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If GSFC or the Trustee shall be required by law to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of any Liquidity Provider, (A) such sum shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid or deposited under this Section 3.04) the amount received by the relevant Liquidity Provider, or otherwise deposited hereunder or under such instrument, shall be equal to the sum which would have been so received or deposited had no such deductions been made, (B) GSFC or the Trustee (as appropriate) shall make such deductions and (C) GSFC or the Trustee (as appropriate) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) GSFC will indemnify each Liquidity Provider for the full amount of Taxes (including, without, limitation, any Taxes imposed by any jurisdiction on amounts, payable under this Section 3.04) paid by such Liquidity Provider and any liability (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto; provided, however, that GSFC will have no obligation to provide such indemnification to a Liquidity Provider having its principal place of business or funding branch outside the United States of America. Each Liquidity Provider agrees to promptly notify Seller of any payment of Taxes made by such Liquidity Provider and, if practicable, any request, demand or notice received in respect thereof prior to such payment. Each Liquidity Provider shall be entitled to payment of this indemnification, as owner of Certificate Interests pursuant to the terms of the Series 1994-1 Supplement, within 30 days from the later of the date such Taxes are due and owing by such Liquidity Provider or the Liquidity Provider makes written demand therefor to the Certificate Agent and GSFC. A certificate as to the amount of such indemnification submitted to the Seller and the Certificate Agent by such Liquidity Provider, setting forth the calculation thereof, shall

(absent manifest error) be conclusive and binding for all purposes.


         (c)     Notwithstanding the foregoing and any other provisions of this
Section 3.04, the obligations of the Trustee under this Section 3.04 shall be payable only out of the Trust Assets.

         (d) Each Liquidity Provider that is organized under the laws of a jurisdiction other than the United States of America or a state thereof hereby agrees to complete, execute and deliver to the Trustee from time to time prior to the initial Distribution Date on which such Liquidity Provider will be entitled to receive distributions pursuant to the Series 1994-1 Supplement and this Agreement Internal Revenue Service Form 1001 or 4224 (or any successor form), as applicable, or such other forms or certificates as may be required under the laws of any applicable jurisdiction in order to permit GSFC or the Trustee to make payments to, and deposit funds to or for the account of, such Liquidity Provider hereunder and under the other Transaction Documents without any deduction or withholding for or on account of any tax or with such withholding or deduction at a reduced rate.

         SECTION 3.05 Mitigation. (a) If at any time GSFC, the Trustee or the Paying Agent is required to pay any additional amount pursuant to Section 3.03 or 3.04, then (i) the Liquidity Provider shall make all reasonable efforts to transfer (pursuant to documentation reasonably satisfactory to the Liquidity Provider and GSFC) its rights and obligations under the Transaction Documents to another branch or office of such Liquidity Provider satisfactory to GSFC, and to take such other steps as may be available, so that the payment, deduction or withholding referred to in Section 3.03 or 3.04 would no longer be required or the amount of such payment, deduction or withholding would be reduced, provided that such transfer does not materially adversely affect the Liquidity Provider in its reasonable judgment, and (ii) if at the end of thirty
(30) days the efforts referred to in clause (i) have not been made or have not been successful, then, on request by GSFC or the Certificate Agent, the Liquidity Provider shall make all reasonable efforts to transfer (pursuant to documentation satisfactory to the Liquidity Provider and GSFC) its rights and obligations under the Transaction Documents to a permitted assignee pursuant to
Article VI. GSFC shall cooperate with any efforts of the Liquidity Provider to take action pursuant to this Section 3.05.

         (b) No assignee of or participant in the rights and obligations of CRC (other than any Liquidity Provider) or any Liquidity Provider shall be entitled to receive any payment under Section 3.03 or 3.04 to the extent the amount of such payment would exceed the amount that would have been payable to the assignor.

         (c) The Certificate Agent on behalf of CRC or the Liquidity Providers shall use reasonable efforts to mitigate Breakage Costs and other similar amounts payable under the Transaction Documents by investing proceeds of decreases of Increases in Eligible Investments or similar types of investments.

         SECTION 3.06 Sharing of Payments. If CRC or the Liquidity Providers shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise) on account of any Obligation (other than pursuant to Section 3.03 or 3.04 of this Agreement) which is in excess of its pro rata share of the sum of payments then or theretofore obtained by CRC or the Liquidity Providers, CRC or any such Liquidity Provider shall purchase from CRC or the Liquidity Providers, as applicable, such participations in Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Liquidity Provider or CRC, as the case may be, the purchase of such participations shall be rescinded and the seller of such participation to such purchaser shall repay to such purchaser the purchase price of such participation to the ratable extent of such recovery together with an amount equal to such Liquidity Provider's or CRC's ratable share (according to the proportion of the amount of such seller's required repayment to such purchaser to the total amount so recovered from such purchaser) of any interest or other amount payable by such purchaser in respect of the total amount so recovered.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.01 Conditions Precedent to Funding of the Initial Increase. The initial funding of Increases is subject to the conditions precedent that the conditions precedent to each purchase under the Receivables Purchase Agreement, the Series 1994-1 Supplement and the Pooling and Servicing Agreement have been satisfied to the reasonable satisfaction of (or waived in writing by) the Certificate Agent, CRC and the Liquidity Providers.

         SECTION 4.02 Conditions Precedent to All Increases. The funding of each Increase (including the initial Increase) hereunder shall be subject to the further conditions precedent that on the date of such Increase the following statements shall be true in all material respects (and GSFC by accepting the amount of such Increase shall be deemed to have certified that):

                 (a) The representations of GSFC and the Servicer contained in the Receivables Purchase Agreement and the

         Pooling and Servicing Agreement are correct in all material respects on and as of such day as though made on and as of such day (and shall be deemed to have been made on such day);

                 (b) No event shall have occurred and be continuing, or would result from the funding of such Increase, that constitutes an Early Amortization Event; and

                 (c) After giving effect to each proposed Increase, the limits on the amount of Increases in Section 2.04 shall not be breached unless CRC and the Liquidity Providers shall otherwise consent.

         SECTION 4.03 CRC Discretionary Fundings. It shall be a condition precedent to the funding of any Increase by CRC that the Certificate Agent shall not have delivered to GSFC, the Servicer and the Trustee a notice pursuant to Section 2.05(a) stating that CRC shall not fund any further Increases hereunder.


                                   ARTICLE V

                             THE CERTIFICATE AGENT

         SECTION 5.01 Authorization and Action of the Certificate Agent. CRC and each Liquidity Provider hereby appoints and authorizes the Certificate Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Certificate Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

         SECTION 5.02 The Certificate Agent's Reliance, Etc. Neither the Certificate Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Certificate Agent under or in connection with this Agreement or the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Certificate Agent: (a) may consult with independent legal counsel (including counsel for the Trust, GSFC or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to CRC, any Liquidity Provider or any other holder of any interest in the Trust Assets and shall not be responsible to CRC, any Liquidity Provider or any such other holder for any statements, warranties or representations made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Transaction Documents on the part of the Trust, GSFC or the Servicer or to inspect the property (including the books and records) of the Trust, GSFC or the Servicer; (d) shall not be responsible to CRC, any Liquidity Provider or any other holder of any interest in Trust Assets for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document (except for the execution by the Certificate Agent of, and legality, validity and enforceability against the Certificate Agent of its obligations under, the Transaction Documents to which the Certificate Agent is a party); and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties; except in each case, for gross negligence or wilful misconduct on the part of the Certificate Agent.

        SECTION 5.03 The Certificate Agent and Affiliates. Citicorp North America, Inc. and its Affiliates (including Citibank, N.A.) may generally engage in any kind of business with GSFC or the Servicer or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Servicer or any Obligor or any of their respective Affiliates, all as if Citicorp North America, Inc. were not the Certificate Agent and without any duty to account therefor to CRC, any Liquidity Provider or any other holder of an interest in Trust Asset.

        SECTION 5.04 Amendments, Waivers and Other Actions by the Certificate Agent. The Certificate Agent reserves the right, in its sole discretion (subject to the next following sentence), to exercise any rights and remedies available to the Certificate Agent under the Transaction Documents or pursuant to applicable law, and also to agree to any amendment, modification or waiver of this Agreement or any other Transaction Document, to the extent such Transaction Documents provide for, or require, the Certificate Agent's agreement (in its capacity as the Certificate Agent) to such amendment, modification or waiver. Notwithstanding the foregoing, the Certificate Agent agrees for the benefit of the Liquidity Providers that it shall not, subject to the terms of the Transaction Documents,

        (a)     without the prior written consent of each of the Liquidity
Providers,

                 (i) modify the assignability provisions of any of the Transaction Documents so as to impair any rights expressly granted to an assignee or participant under this Agreement, or

             (ii)   amend or waive any provision of clause (b) of Section
         2.04 of this Agreement, or

            (iii) reduce any fees payable to the Certificate Agent or CRC which relate to payments to Liquidity Providers or extend the dates on which such fees are payable, or

             (iv) increase the dollar amount of any Liquidity Provider's Liquidity Provider Commitment;

         (b) without the prior written consent of the Majority Liquidity Providers (as defined below), amend any provision of clause (a) of Section 2.04 of this Agreement.


                                   ARTICLE VI

                                  ASSIGNMENTS

        SECTION 6.01 Restrictions on Assignments. (a) Neither CRC nor any Liquidity Provider may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of GSFC (such consent not to be unreasonably withheld), and neither CRC nor any Liquidity Provider may assign any Certificate Interest (or portion thereof) to any Person without the prior written consent of the Certificate Agent; provided, however, that

                 (i) CRC may at any time assign, or grant a security interest in, Certificate Interests (or portions thereof) pursuant to this Agreement to the Certificate Agent or any Liquidity Provider;

                (ii) Any Liquidity Provider may assign any Certificate Interest (or portion thereof) to any other Liquidity Provider upon 30 days' prior notice to the Certificate Agent and GSFC; and

               (iii) Any Liquidity Provider may assign any Certificate Interest (or a portion thereof) funded by such Liquidity Provider to any commercial bank or other financial institution (subject to the prior written consent of GSFC and the Certificate Agent, such consent not to be unreasonably withheld, in the case of any assignment to a commercial bank or other financial institution having a rating for its short-term debt of lower than A-1/P-1 or the equivalent from the rating agencies then rating CRC's commercial paper). No such assignment may occur if the effect thereof is to increase any liability under Sections 3.03 and 3.04.

         (b) GSFC agrees to advise the Certificate Agent within five Business Days after notice to GSFC of any proposed assignment or delegation by a Liquidity Provider of any Certificate Interest (or portion thereof), not otherwise permitted under subsection (a), of GSFC's consent or non-consent to such assignment.

        SECTION 6.02 Rights of Assignee. Upon the assignment by CRC or any Liquidity Provider of any Certificate Interest (or portion thereof) in accordance with this Article VI, (a) the assignee receiving such assignment shall have all of the rights of such assignor hereunder with respect to such Certificate Interest (or such part thereof) and (b) all references to such assignor in the Transaction Documents shall be deemed to apply to such assignee to the extent of its interest in the related Collections.

        SECTION 6.03 Notice of Assignment. Each of CRC and any Liquidity Provider shall promptly provide notice to GSFC and the Certificate Agent of any assignment of any Certificate Interest (or portion thereof) by CRC or any Liquidity Provider to any assignee.


                                  ARTICLE VII

                                 MISCELLANEOUS

        SECTION 7.01 Amendments, Etc. No amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any waiver or consent shall be effective only if signed by the party waiving any right, in the specific instance and for the specific purpose for which given.

        SECTION 7.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by telex, or by facsimile, to the intended party at the address or telex or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or telex or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and
(d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article III shall not be effective until received. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

        SECTION 7.03 No Waiver; Remedies. No failure on the part of the Certificate Agent, any Liquidity Provider, any Indemnified Party, CRC or any other holder of any Certificate Interest, GSFC, the Servicer or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Certificate Agent and each Liquidity Provider is hereby authorized by GSFC at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Certificate Agent and each Liquidity Provider to or for the credit or the account of GSFC, now or hereafter existing under this Agreement, to the Certificate Agent, any Liquidity Provider, any Indemnified Party or CRC, or their respective successors and assigns; provided, however, no such Person shall exercise any such right of set-off without the prior written consent of the Certificate Agent. Each set-off by CRC or any Liquidity Provider under this Section 7.03 against the amount of any Increase shall decrease the amount of such Increase accordingly.

        SECTION 7.04 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and the provisions of Sections 3.03 and 3.04 shall inure to the benefit of the Liquidity Providers and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 6.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until one year and one day after the earlier of the date on which all Obligations are paid in full or the Trust shall terminate in accordance with the Pooling and Servicing Agreement. The provisions of Sections 3.03 and 3.04 shall be continuing and shall survive any termination of this Agreement.

        SECTION 7.05 No Proceedings. CRC, the Seller, the Trustee, Citicorp North America, Inc., individually and as Certificate Agent, and each Liquidity Provider each hereby agrees that it will not institute against CRC, or join any other Person in instituting against CRC, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of "Insolvency Event") so long as any CP Notes issued by CRC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such CP Notes shall have been outstanding. The foregoing shall not limit the right of CRC, GSFC, the Trustee, Citicorp North America, Inc., individually or as the Certificate Agent, or any Liquidity Provider to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against CRC by any Person other than CRC, the Seller, the Trustee, Citicorp North America, Inc., individually or as the Certificate Agent, or any Liquidity Provider.

        SECTION 7.06 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

        SECTION 7.07 Integration. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and, together with all the other Transaction Documents, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

        SECTION 7.08 Governing Law. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to its conflict of law provisions, except to the extent that the perfection of the interests of the investors in the trust assets is governed by the laws of a jurisdiction other than the State of New York.

        SECTION 7.09 Submission to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any federal court of the United States of America sitting in New York City or, if jurisdiction is not available in such federal court, New York state court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other transaction document, and hereby (a) irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court; and (b) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. As an alternative method of service, GSFC also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Servicer at its address specified herein. Nothing in this
Section 7.09 shall affect the right of any party hereto to bring any action or proceeding against another party hereto or any of its properties in the courts of any other jurisdiction.

        SECTION 7.10 Waiver of Jury Trial. Each party hereto waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to this Agree-ment, any other Transaction Document, or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether verbal or written), actions of any of the parties hereto and the Liquidity Provider or any other relationship existing in connection with this Agreement or any other Transaction Document, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

        SECTION 7.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Certificate Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                        GENEVA STEEL FUNDING CORPORATION,
                                        as Seller

                                        By       Richard D. Clayton
                                          --------------------------------
                                          Name:  Richard D. Clayton
                                          Title: President
                                        10 South Geneva Road
                                        Vineyard, Utah 84058
                                        Facsimile No.: (801) 227-9020
                                        Attention: Treasurer


                                        CORPORATE RECEIVABLES CORPORATION,
                                        as Purchaser

                                        By Citicorp North America, Inc.,
                                           as Attorney-in-Fact

                                        By       Radford C. West
                                          --------------------------------
                                          Name:  Radford C. West
                                          Title: Vice President
                                        450 Mamaroneck Avenue
                                        Harrison, New York 10528
                                        Facsimile No.: (914) 899 7015
                                        Attention: Dana Hartmann

                                        CITICORP NORTH AMERICA, INC.,
                                        as Certificate Agent

                                        By       Radford C. West
                                          ---------------------------------
                                          Name:  Radford C. West
                                          Title: Vice President
                                        450 Mamaroneck Avenue
                                        Harrison, New York 10528
                                        Facsimile No.: (914) 899 7015
                                        Attention: Dana Hartmann


                                        CITIBANK, N.A.,
Commitment:  $65,000,000                as a Liquidity Provider
Percentage:   100%
                                        By       Radford C. West
                                          ---------------------------------
                                          Name:  Radford C. West
                                          Title: Attorney-in-Fact
                                        399 Park Avenue
                                        New York, New York 10043
                                        Facsimile No.: (212) 758 7245
                                        Attention: Radford C. West


                                        GENEVA STEEL COMPANY,
                                        as Servicer

                                        By       Dennis L. Wanlass
                                          ---------------------------------
                                          Name:  Dennis L. Wanlass
                                          Title: Vice President
                                        10 South Geneva Road
                                        Vineyard, Utah 84058
                                        Facsimile No.: (801) 227 9090
                                        Attention: Chief Financial Officer


Acknowledged and Accepted:

BANKERS TRUST COMPANY
not in its individual capacity,
but solely as Trustee

By       Sandra Whalen
  ---------------------------
  Name:  Sandra Whalen
  Title: Authorized Signatory

                                                                    EXHIBIT A TO
                                                  CERTIFICATE PURCHASE AGREEMENT

                           FORM OF NOTICE OF INCREASE

                                                                          [Date]

CITICORP NORTH AMERICA, INC.,
as Certificate Agent
399 Park Avenue
New York, NY  10043
Attention:  __________________

Gentlemen:

        The undersigned, Geneva Steel Funding Corporation, refers to the Certificate Purchase Agreement, dated as of November 4, 1994 (as modified, amended, supplemented or restated from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, Corporate Receivables Corporation, the liquidity providers named therein, Citicorp North America, Inc., as certificate agent, Geneva Steel Company, as servicer, and Bankers Trust Company, as trustee, and hereby gives you notice pursuant to Section 2.05(a) of the Agreement that the undersigned hereby requests an Increase under the Agreement, and in that connection sets forth below the information relating to such Increase as required by Section 2.05(a) of the Agreement:

        (i) The Increase Date for the proposed Increase shall be__________ __, 19__.

       (ii)      The amount of the proposed Increase shall be $____________.

      (iii) The Yield Rate for the proposed Increase shall be calculated at a rate based on the [CP Rate] [Pool Rate] [Adjusted Eurodollar Rate] [Alternate Base Rate].

       (iv) In the case of an Increase, the Yield Rate for which is to be calculated at a rate based on the Adjusted Eurodollar Rate or CP Rate, the desired duration of the initial Interest Period for such proposed Increase shall be _____________________.

                                           Very truly yours,

                                           GENEVA STEEL FUNDING CORPORATION

                                           By
                                             ------------------------------
                                             Name:
                                             Title:

                                    ANNEX X
                                  DEFINITIONS


                 Whenever used in the Transaction Documents, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                 "Act" shall mean the Securities Act of 1933, as amended from time to time.

                 "Additional Early Amortization Event" shall have the meaning specified in Section 7.01 of each Supplement.

                 "Additional Interest Period" shall have the meaning specified in Section 2.05(d) of the Certificate Purchase Agreement.

                 "Adjusted Eurodollar Rate" shall mean, for each Interest Period, for any Increase, an interest rate per annum equal to the sum of (a) the rate of interest per annum (the "Eurodollar Rate") at which deposits in U.S. Dollars are offered by the principal office in London, England of the Reference Bank to prime banks in the interbank eurodollar market at 11:00 a.m. (London time) two Eurodollar Business Days (as defined below) before the first day of such Interest Period in an amount approximately equal or comparable to the principal amount of such Increase and for a period equal to such Interest Period plus (b) the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate by the percentage equal to 100% minus the "Eurodollar Reserve Percentage" (as defined below) for such Interest Period. "Eurodollar Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and are not required or authorized to close in New York City. "Eurodollar Reserve Percentage" of the Reference Bank for any Interest Period means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for such day) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, the Reference Bank in respect of liabilities or assets consisting of or including Eurocurrency liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time having a term equal to such Interest Period.

                 "Affiliate" shall mean, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, without limiting the generality of the foregoing, shall be presumed to include (A) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (B) any Person of which such designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Aggregate Certificateholders' Interest" shall mean the aggregate of the Certificateholders' Interests for each Series as defined in
Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Aggregate Liquidity Provider Commitment" shall mean the aggregate of the amount of the Liquidity Provider Commitments which at all times shall equal the Maximum Invested Amount.

                 "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                          (i) the rate of interest announced publicly by the Reference Bank in New York, New York, from time to time as the Reference Bank's base rate; or

                          (ii) 1.50% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three- week moving average being determined weekly on each Monday (or, if any such day is not a Business Day on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Reference Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York in Federal Reserve Statistical Release H.15(519) or, if such publication shall be suspended or terminated, on the basis of quotations for the latest three-week average of secondary market morning offering rates received by the Reference Bank from three New York certificate of deposit dealers of recognized standing selected by the

                 Reference Bank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                          (iii) 1.50% percent per annum above the Federal Funds Rate.

                 "Amortization Date" with respect to any Series, shall have the meaning specified in the related Supplement.

                 "Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning on the related Amortization Date, and ending upon the full reduction of the Invested Amount with respect to such Series, all accrued and unpaid Yield thereon and all other amounts due and owing to the Investor Certificateholders under the Transaction Documents.

                 "Bank Rate" for any Interest Period for any Increase means an interest rate per annum equal to the sum of (a) the Adjusted Eurodollar Rate for such Interest Period for such Increase, plus (b) 1.00% per annum; provided, however, that (i) in the case of any Interest Period for any such Increase of one to (and including) thirteen days, or in respect of an Increase the principal balance of which is less than $5,000,000, the "Bank Rate" for such Interest Period for such Increase shall be the Alternate Base Rate in effect on the first day of such Interest Period unless the Certificate Agent and the Transferor agree in writing to a different rate; (ii) if it shall become unlawful for the Reference Bank to obtain funds in the London interbank market in order to purchase, fund or maintain any Increase under the Certificate Purchase Agreement or deposits in dollars (in the applicable amounts) are not being offered by the Reference Bank in the London interbank market, then the "Bank Rate" for any Interest Period for such Increase shall be the Alternate Base Rate in effect from time to time during such Interest Period; and (iii) following the occurrence and during the continuation of an Early Amortization Period, the "Bank Rate" for any Interest Period for such Increase shall be the sum of the applicable interest rate per annum determined pursuant to the provisions set forth above plus 2% per annum.

                 "Beneficiary" shall mean, as of any date of determination, any of the then holders of the Investor Certificates and any Enhancement Provider.

                 "Breakage Costs" shall mean, for each Increase for the Interest Period during which the principal amount for such Increase is reduced and for which the applicable Yield Rate is the CP Rate or a rate calculated on the basis of the Adjusted Eurodollar Rate, the amount, if any, billed by which
(i) the Yield (calculated without taking into account any Breakage Costs) which would have accrued on the reductions of such Increase or Liquidity Provider Commitment Percentage of such Increase, as applicable, during such Interest Period (as so computed) if such reductions had remained as Increases through the last day of the Interest Period exceeds (ii) the income, if any, received by the Purchaser or a Liquidity Provider funding such Increase or Liquidity Provider Commitment Percentage of such Increase, as applicable, from the Purchaser's or Liquidity Provider's investment of the proceeds of such reductions of such Increase.

                 "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York, Salt Lake City, Utah or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

                 "Canadian Obligors" shall mean each Person who is obligated to pay for goods or services provided by Geneva Steel which gave rise to a Receivable, including any guarantor of such Person's obligations, in the case of any Person who is an individual, who is a citizen and, in the case of any other Person, which is formed, organized or incorporated under the laws of the Commonwealth of Canada or any province of Canada.

                 "Canadian Receivables" shall mean United States dollar denominated accounts receivable generated from sales to Canadian Obligors.

                 "Certificate" shall mean any one of the Investor Certificates or the Transferor Certificate.

                 "Certificate Agent" shall mean Citicorp North America, Inc. in its capacity as agent for CRC and the Liquidity Providers under the Certificate Purchase Agreement.

                 "Certificate Interest" shall mean each participating interest in the Series 1994-1 Certificate acquired by CRC or a Liquidity Provider in connection with the funding of an Increase by CRC or a Liquidity Provider pursuant to Section 2.05 of the Certificate Purchase Agreement.

                 "Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement dated November 4, 1994, among the Transferor, the Purchaser, the Liquidity Providers named therein, the Servicer, the Certificate Agent and the Trustee, as amended, supplemented, restated or otherwise modified from time to time.

                 "Certificate Purchase Price" shall have the meaning specified in Section 2.01 of the Certificate Purchase Agreement.

                 "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

                 "Certificate Register" shall have the meaning specified in
Section 6.03(a) of the Pooling and Servicing Agreement.

                 "Certificateholder" or "Holder" shall mean the Person in whose name an Investor Certificate or the Transferor Certificate is registered in the Certificate Register.

                 "Certificateholders' Interest" shall have the meaning specified in Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Class" shall mean, with respect to any Series divided into classes, any one of the classes of Investor Certificates of that Series.

                 "Closing Date" shall mean, with respect to any Series, the Closing Date specified in the related Supplement.

                 "Collection Period" shall mean, with respect to any Distribution Date, the calendar month (or, in the case of the calendar month in which any Closing Date occurs, the portion of such calendar month following the Closing Date) immediately preceding the calendar month in which such Distribution Date occurs.

                 "Collections" shall mean (a) all cash payments by or on behalf of the Obligors deposited to any Geneva Steel Collection Account or Concentration Account, or received by the Servicer, in respect of Transferor Receivables in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, and (b) all interest and other investment earnings (net of losses and investment expenses) on Collections (including without limitation funds on deposit in the Reserve Accounts) as a result of the investment thereof pursuant to Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Account" shall have the meaning specified in
Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Account Bank" shall initially be Bankers Trust Company, and shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Amount" shall mean as of any date, with respect to each Concentration Limit, the product of (a) such Concentration Limit and
(b) the aggregate amount of Eligible Receivables of a particular Obligor or Obligors held by the Trust as to which such Concentration Limit applies.

                 "Concentration Limit" shall mean, with respect to the following types of Receivables, the percentages of the aggregate amount of Eligible Receivables held by the Trust set forth as follows: (a) Receivables of any single Obligor rated at least "A-1" or its equivalent by each Rating Agency, 6%; (b) Receivables of any single Obligor rated below "A-1", but at least "A-2" or its equivalent by each Rating Agency, 5%; (c) Receivables of any single Obligor rated below "A-2" but at least "A-3" or its equivalent by each Rating Agency, 4%; (d) Receivables of any other single Obligor not rated on its short-term debt, or the Mannesman Receivable, 3%; and (e) if the Commonwealth of Canada sovereign debt rating is less than "AA" (or its equivalent) by each Rating Agency, Receivables of any Canadian Obligor, 3%; provided, however, that the Transferor may adjust the level of any Concentration Limit (i) if such adjustment in and of itself does not cause each Rating Agency, as confirmed in writing by each Rating Agency, to lower or withdraw its rating of any Series of Certificates and (ii) subject to any further conditions specified in any Series Supplement; provided, further, that (A) if two or more Rating Agencies assign different ratings to a single Obligor or the Commonwealth of Canada, as the case may be, the lower of such ratings shall be used to determine the Concentration Limit and (B) if only one Rating Agency rates an Obligor or the Commonwealth of Canada, as the case may be, the rating of such Rating Agency shall be used to determine the Concentration Limit for such Obligor or Canada, as the case may be.

                 "Confidential Information" shall mean, in relation to any Person, any written information delivered or made available by or on behalf of Geneva Steel (or its Affiliates or Subsidiaries) or the Transferor to such Person in connection with or pursuant to this Agreement or the transactions contemplated hereby which is proprietary in nature, other than information (i) that is or becomes publicly known, or information obtained by the Person from sources other than Geneva Steel or the Transferor, (ii) required to be disclosed (A) by any applicable statute, law, rule or regulation, (B) by any government agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspects of the Person's business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Person or an Affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by Geneva Steel or the Transferor, as the case may be, or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Person having a need to know the same, provided that the Person advises such recipient of the confidential nature of the information being disclosed, (iii) any other disclosure authorized by Geneva Steel or the Transferor as the case may be or (iv) disclosure to the other parties to the transactions contemplated by the Pooling and Servicing Agreement.

                 "Contract" shall mean an agreement between Geneva Steel and an Obligor, containing terms pursuant to or under which such Obligor shall be obligated to pay from time to time for merchandise delivered or to be delivered or services performed or to be performed and shall include, as applicable, any invoice related thereto.

                 "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Corporate Trust Office" shall have the meaning specified in
Section 11.16 of the Pooling and Servicing Agreement.

                 "CP Note" shall mean any commercial paper note issued by CRC to fund any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate.

                 "CP Note Issuance Fees" shall mean with respect to each issuance of CP Notes, the costs associated with such issuance paid by CRC.

                 "CP Rate" shall mean as to any Interest Period for the CRC Tranche related to an Increase, a rate per annum equal to the weighted average of the rates (or, if such rates are discount rates, the rates determined by converting the discount rates to an interest-bearing equivalent rate per annum) at which CP Notes allocable, in whole or part, by the Certificate Agent and having a term equal to such Interest Period are issued by CRC to fund such Increase through a placement agent or commercial paper dealer selected by the Certificate Agent, as agreed between each such agent or dealer and the Certificate Agent.

                 "CRC" shall mean Corporate Receivables Corporation, a California corporation, including any successors and assigns.

                 "CRC Tranche" shall mean any issuance of Notes the proceeds of which are used by CRC to fund an Increase and which CRC Tranche has the principal amount and, in the case of any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Interest Period, in each case, as specified by the Transferor pursuant to the Certificate Purchase Agreement.

                 "Credit Policy Manual" shall mean those credit and collection policies and practices of Geneva Steel described in its credit policy manual in effect on the date hereof relating to Receivables, as the same may be amended or modified from time to time in compliance with
Section 3.04(j) of the Pooling and Servicing Agreement.

                 "Cure Funds" shall have the meaning specified in the definition of the term "Cure Period" contained in this Annex X.

                 "Cure Period" shall mean the period beginning on a Pool Non-compliance Date if the Transferor shall begin depositing Collections or funds pro rata to the Reserve Account of each Series on the day collected (all such funds so deposited from time to time by the Transferor being "Cure Funds"), and continuing until the earlier of (a) the date on which the Net Receivables Balance equals at least the Required Net Receivables Balance and
(b) the fifteenth day following the occurrence of such Pool Non-compliance
Date.

                 "Cut-Off Date" shall mean the close of business on the Business Day immediately preceding the Closing Date.

                 "Daily CRC Expense Amount" shall mean with respect to any Collection Period, the Monthly CRC Expense Amount divided by the number of days in such Collection Period.

                 "Daily Report" shall mean, with respect to any Series, the daily report in the form set forth in the related Supplement.

                 "Daily Trust Expense Amount" shall mean with respect to any Collection Period, the Monthly Trust Expense Amount divided by the number of days in such Collection Period.

                 "Default Ratio" shall mean, for any month, the average of the ratios for each of the three most recently ended months (each expressed as a percentage) of (i) aggregate Transferor Receivables (without giving effect to extended debits and credits) that were 121 days past due at the end of each such month plus Transferor Receivables which were charged off as uncollectible during the current month which were less than 150 days past due when charged off to (ii) aggregate Transferor Receivables that were acquired by the Trust during the sixth month preceding such date.

                 "Defaulted Receivable" shall mean a Transferor Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event, (ii) as to which any payment, or part thereof, remains unpaid by the Obligor thereof for 121 days or more from the original due date for such payment specified in the relevant invoice, and (iii) which, consistent with the Credit Policy Manual, would be written off as uncollectible.

                 "Deposit Date" shall mean each Business Day on which any Collections are deposited in the Concentration Account.

                 "Determination Date" shall mean, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

                 "Determination Date Certificate" shall mean, with respect to any Determination Date and any Series, a report prepared by a Servicing Officer for such Determination Date as of the end of the immediately preceding month in substantially the form set forth in the related Supplement.

                 "Diluted Receivable" shall mean, that portion of any Eligible Receivable which is either (a) reduced or canceled as a result of (i) any failure by Geneva Steel to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of, or cancellation of, a Contract or any other adjustment by Geneva Steel which reduces the amount payable by the Obligor on the related Receivable or (iii) any setoff in respect of any claim by an Obligor thereof (whether such claim arises out of the same or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever asserted (except the discharge in bankruptcy of the Obligor thereof); provided, that Diluted Receivables do not include (x) contractual adjustments to the amount payable by an Obligor that are eliminated from the Receivables balance sold to the Trust through a reduction in the Purchase Price for the related Receivable or (y) any portion of those Receivables for which a production prepayment has been received.

                 "Dilution Ratio" shall mean as of any date, the ratio for the most recently ended month (expressed as a percentage) of (i) the aggregate balance of Transferor Receivables that became Diluted Receivables during such month to (ii) the aggregate balance of all Transferor Receivables acquired by the Trust during the month preceding such date of calculation.

                 "Dilution Volatility Factor" shall mean as of any date a percentage equal to the product of (i) the amount by which (A) the highest Dilution Ratio during the most recently ended twelve-month period exceeds (B) the average of the Dilution Ratios during such twelve-month period and (ii) (A) the highest Dilution Ratio during such twelve-month period divided by (B) the average of the Dilution Ratios during such twelve-month period.

                 "Discount Amount" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "Distribution Date" shall mean, with respect to any Collection Period, the fifteenth day of the calendar month immediately following such Collection Period, or, if such day is not a Business Day, the next succeeding Business Day or such other day as set forth in the Supplement for a Series.

                 "Division" shall mean the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah.

                 "Dollars and $" shall mean lawful money of the United States of America.

                 "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co. or its successor.

                 "Dynamic Loss and Dilution Reserve Percentage" shall mean as of any date of determination the sum of (a) the product of (i) 2.25 times (ii) the average Dilution Ratio during the preceding 12 months times (iii) a fraction the numerator of which is the total sales for the past month and the denominator of which is the aggregate outstanding balance of Eligible Receivables as of the end of the most recently ended month, plus (b) the product of the Dilution Volatility Factor times the fraction specified in clause (a)(iii) above, plus (c) the product of (i) 2.25, times (ii) the highest Default Ratio during the preceding 12 months, times (iii) a fraction the numerator of which is the total sales for the past 6 months and the denominator of which is the aggregate outstanding balance of Eligible Receivables as of the end of the most recently ended month.

                 "Early Amortization Event" shall have the meaning specified in
Section 9.01 of the Pooling and Servicing Agreement and with respect to any Series shall also mean any Additional Early Amortization Event specified in the related Supplement.

                 "Early Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning at the close of business on the Business Day immediately preceding the day on which an Early Amortization Event is deemed to have occurred, and in each case ending upon the earlier to occur of (a) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series and (b) the Termination Date with respect to such Series.

                 "Early Termination" shall have the meaning specified in
Article VI of the Receivables Purchase Agreement.

                 "Effective Period" shall mean the period beginning on the Closing Date and terminating on the earliest of (a) the close of business on the Business Day on which a Termination Event occurs, and (b) the close of business on the Business Day immediately preceding the day on which the Amortization Period for the last outstanding Series begins.

                 "Eligible Institution" shall have the meaning specified in the related Supplement.

                 "Eligible Investments" shall mean book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee or negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence:

                          (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency;

                          (b)     demand deposits, time deposits or
                 certificates of deposit (having original maturities of no more than 270 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from S&P, Moody's and Duff & Phelps;

                          (c) commercial paper (having original maturities of no more than 270 days) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from S&P, Moody's and Duff & Phelps;

                          (d) investments in no load money market funds having a rating from each rating agency rating such fund in its highest investment category (including funds for which the Trustee or any of its Affiliates is an investment manager or advisor);

                          (e) notes or bankers' acceptances (having original maturities of no more than 270 days) issued by any depository institution or trust company referred to in clause
                 (b) above;

                          (f) Such other investments, so long as they shall be rated by S&P, Moody's and Duff & Phelps as either AAA, Aaa or Duff-1+, as an eligible investment for AAA rated transactions, or in the highest short term rating assigned by each such rating agency; or

                          (g) repurchase agreements secured by other Eligible Investments.

                 "Eligible Receivable" shall mean each Transferor Receivable or portion thereof:

                                  (i)      the Obligor of which is not an
         Affiliate of Geneva Steel or the Transferor;

                                 (ii) as to which, other than as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court, at the time of the Transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto free and clear from Liens except as created under the Transaction Documents, and which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (and in the proceeds thereof), or the grant of a first priority perfected "security interest" (within the meaning of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created under the Transaction Documents) therein (and in the proceeds thereof);

                                (iii) which is not a Defaulted Receivable or a Diluted Receivable;

                                 (iv)      which arose in the ordinary course
         of business of Geneva Steel and is an account receivable representing all or part of the sales price of merchandise, or services within the meaning of Section 3(c)(5) of the Investment Company Act, the Obligor of which is primarily liable with respect thereto;

                                  (v)      which is an "account" (within the
         meaning of Section 9-106 of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created under the Transaction Documents);

                                 (vi)      which is denominated and payable
         only in United States dollars in the United States;

                                (vii)      the Obligor of which is a United
         States or Canadian resident or citizen;

                               (viii) which is the legal and assignable payment obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, morato-rium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                                 (ix)      which was created in material
         compliance with, and which, at the time of the Transfer of such Receivable to the Trust, does not contravene in any material respect, any applicable Requirements of Law, and the Obligor on which is not in violation of any such Requirements of Law in any material respect with respect to such Receivable;

                                  (x)      which satisfies in all material
         respects all applicable requirements of the Credit Policy Manual including, without limitation, payment terms that conform to the provisions of such Credit Policy Manual;

                                 (xi)      with respect to which all material
         consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable have been duly obtained, effected or given and are in full force and effect;

                                (xii) which is not subject to any specific waiver or modification except for a Receivable which is subject to a waiver or modification as permitted in accordance with the Credit Policy Manual and which waiver or modification is reflected in the Servicer's records and computer files relating thereto;

                               (xiii)      which is not subject to any
         enforceable provision prohibiting the transfer or assignment by Geneva Steel of such payment obligation; and

                                (xiv)      the Obligor of which is not a
         Governmental Authority.

                 "Eligible Servicer" shall mean Geneva Steel, the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of trade receivables, (b) is legally qualified and has the capacity to service the Receivables and (c) has demonstrated the ability to professionally and competently service a portfolio of similar trade receivables with high standards of skill and care.

                 "Enhancement" shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Transferor's Interest to any Series or Class shall be deemed to be an Enhancement.

                 "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Enhancement of any Series or pursuant to which any Enhancement of any Series is issued or outstanding.

                 "Enhancement Provider" shall mean the Person providing any Enhancement, other than any Certificateholders (including any holder of the Transferor Certificate) the Certificates of which are subordinated to any other Series or Class.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" shall mean any Person who is a member of a group which is under common control with the Transferor, or who together with the Transferor is treated as a single employer within the meaning of Title IV of ERISA.

                 "Expected Final Payment Date" with respect to any Series shall have the meaning specified in the related Supplement.

                 "Extension Term" shall mean, with respect to the term of any Liquidity Provider Commitment, a period of 364 days.

                 "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                 "Federal Funds Rate" shall mean, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption "Federal Funds (Effective)". If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption "Federal Funds/Effective Rate". If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in New York City prior to 9:00 A.M., New York City time, on that day.

                 "Fee Letter" shall have the meaning specified in Section 3.01 of the Certificate Purchase Agreement.

                 "Floating Allocation Percentage" with respect to each Series, shall have the meaning specified in the related Supple-ment; provided, however, that the aggregate of the Floating Allocation Percentages of all outstanding Series shall not exceed 100%.

                 "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

                 "Geneva Steel" shall mean Geneva Steel Company, including any successors and assigns.

                 "Geneva Steel Collection Account" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Geneva Steel Collection Account Bank" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Geneva Steel Collection Account Letter" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Government Receivable" shall mean a receivable with respect to which the Obligor is the federal government of the United States or a political, administrative or regulatory subdivision thereof.

                 "Governmental Authority" shall mean any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

                 "GSFC" shall mean, with respect to this Annex X, Geneva Steel Funding Corporation, including any successors and assigns.

                 "Increase" shall mean the Certificate Purchase Price and the amount of each increase in the Invested Amount funded by a CRC Tranche or the Liquidity Providers and paid to GSFC by the Certificate Agent pursuant to the terms of the Certificate Purchase Agreement.

                 "Increase Date" shall have the meaning specified in Section
2.05 of the Certificate Purchase Agreement.

                 "Indemnified Amounts" shall have the meaning specified in
Section 7.03 of the Pooling and Servicing Agreement.

                 "Indemnified Party" shall have the meaning specified in
Section 7.03 of the Pooling and Servicing Agreement.

                 "Independent Public Accountants" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young, (e) KPMG Peat Marwick and (f) Price Waterhouse, or any of their successors so long as such successor is one of the six largest national accounting firms, provided, that such firm is independent with respect to the Servicer within the meaning of the Act.

                 "Initial Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the initial invested amount specified in the related Supplement.

                 "Initial Term" shall mean, with respect to each Liquidity Provider Commitment, the period which commences on the Closing Date and ends on November 6, 1995 inclusive.

                 "Insolvency Event" shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person's business, and, other than in a case in which such proceeding was instituted by an Affiliate of such Person, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Trustee shall have written notice) of its inability to pay its debts generally as they become due.

                 "Interest Period" shall mean, unless otherwise specified in the Supplement relating to any Series, with respect to any Distribution Date except for the initial Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date, and, in the case of the initial Distribution Date, the period from and including the Closing Date to but excluding such initial Distribution Date.

                 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Inventory Lender" shall mean Citibank USA, Inc. as agent for those certain lenders under the Amended and Restated Revolving Credit Agreement dated as of November 4, 1994 between Geneva Steel, Citibank, N.A. and Citicorp USA, Inc. as agent for various lenders.

                 "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount determined as provided in the related Supplement.

                 "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                 "Investor Certificate" shall mean any one of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form attached to the related Supplement, other than the Transferor Certificate.

                 "Investor Certificateholder" shall mean the Person in whose name an Investor Certificate is registered in the Certificate Register.

                 "Investor Collections" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other and including a Lien created by PBGC), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever resulting in an encumbrance against real or personal property of a Person, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, except as may otherwise be imposed as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court.

                 "Liquidity Provider" shall mean the banks party to the Certificate Purchase Agreement as their names appear on the signature page thereof.

                 "Liquidity Provider Commitment" shall mean, as to any Liquidity Provider, the obligation of such Liquidity Provider to fund Increases, including a Term Increase, up to the amount set forth opposite such Liquidity Provider's name on the signature page of the Certificate Purchase Agreement subject to Section 2.04 of that agreement.

                 "Liquidity Provider Commitment Percentage" shall mean, as to any Liquidity Provider at any time, the percentage set forth under the heading "Percentage" opposite its signature line to the Certificate Purchase Agreement, as such percentage may be modified by (a) assignments made from time to time pursuant to Section 6.01 of the Certificate Purchase Agreement or (b) in the case of a defaulting Liquidity Provider, pursuant to Section 2.09 of the Certificate Purchase Agreement.

                 "Loss and Dilution Reserve" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "Loss and Dilution Reserve Percentage" shall mean as of any date of determination the greater of (a) the Specified Loss and Dilution Reserve Percentage and (b) the Dynamic Loss and Dilution Reserve Percentage.

                 "Loss to Liquidation Ratio" shall mean as to any date the ratio (expressed as a percentage) calculated by dividing (a) the aggregate Outstanding Balance of all Receivables written off as uncollectible in accordance with the Credit Policy Manual by Geneva Steel during the twelve-month period most recently ended by (b) the aggregate amount of Collections during such twelve-month period.

                 "Majority in Interest" shall mean, with respect to each Series, the Holders of Certificates evidencing more than 50% of the aggregate Certificateholders' Interest in such outstanding Series.

                 "Majority Liquidity Providers" shall mean, at any time, Liquidity Providers whose Liquidity Provider Commitment Percentage aggregates more than 50% of the total amount of all Liquidity Provider Commitment Percentages.

                 "Mannesmann" shall mean Mannesmann Pipe & Steel Corporation, a New York corporation, and any successor thereto.

                 "Mannesmann Receivables" shall mean Receivables in an amount calculated as follows:

                          MOB - PPA

         where:

         MOB     =        the aggregate Outstanding Balance of all Transferor
                          Receivables owing by Mannesmann.

         PPA     =        the aggregate amount received from Mannesmann and
                          shown on the books and records of the Servicer as a production prepayment.

                 "Market Make Whole Premium" with respect to any Series, shall have the meaning specified in the related Supplement, if applicable.

                 "Maximum Invested Amount" shall mean $65,000,000.

                 "Monthly CRC Expense Amount" shall mean with respect to any Collection Period the sum of (a) the fees set forth in the Fee Letter, and (b) all expenses billed during such Collection Period, including, without limitation, any increased costs, Breakage Costs and other expenses payable to the Liquidity Providers.

                 "Monthly Trust Expense Amount" shall mean with respect to any Collection Period the sum of (a) expenses of the Trustee billed during such Collection Period, plus (b) the Series Trustee's Fee, plus (c) the Series Servicing Fee, plus (d) Service Transfer expenses, if any, billed during such Collection Period.

                 "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

                 "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Transferor or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions at any time within the preceding six years.

                 "Net Receivables Balance" shall mean at any time the excess of
(a) the aggregate Outstanding Balance of Transferor Receivables that are Eligible Receivables over (b) the Overconcentration Amount at such time.

                 "Note" shall mean any commercial paper or other promissory note issued by CRC to fund any Increase the Yield Rate in respect of which shall be determined by reference to the Pool Rate.

                 "Note Dealer Fees" shall mean with respect to each issuance of Notes, the product of (a) the face amount of Notes issued on such day, times
(b) the result obtained by dividing (i) the number of days from the day of issuance through the day on which such Notes mature by (ii) 360 times (c) the per annum rate (adjusted to exclude any fees contained in the CP Rate) charged by the Note dealers from time to time for the issuance of Notes by CRC.

                 "Notices" shall have the meaning specified in Section 13.05(a) of the Pooling and Servicing Agreement.

                 "Obligations" shall mean all obligations of the Transferor and the Servicer to the Trustee, the Trust, the Purchaser, the Liquidity Providers, the other Indemnified Parties and their respective successors, permitted transferees and assigns, arising under or in connection with the Transaction Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

                 "Obligor" shall mean each Person who is obligated to pay for goods or services provided by Geneva Steel which gave rise to a Transferor Receivable, including any guarantor of such Person's obligations.

                 "Octagon" shall mean Octagon Gas Systems v. Rimmer, 995 F.2d 948, cert. denied, 114 S. Ct. 554 (1993).

                 "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate signed by the President, any Vice President, the Chief Financial Officer, the Treasurer or Controller of the Transferor, or of the Servicer, or any Successor Servicer, as the case may be, and delivered to the Trustee.

                 "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall, and which opinion shall, be reasonably acceptable to the Trustee.

                 "Originator" shall mean Geneva Steel, including any successors and assigns.

                 "Outstanding Balance" of any Receivable at any time shall mean the then outstanding principal balance thereof.

                 "Overconcentration Amount" shall mean at any time the sum of the amounts, if any, by which the aggregate Outstanding Balance of Eligible Receivables of the types specified in clauses (a) through (e) of the definition of Concentration Limit owned by the Trust exceeds the aggregate of the respective Concentration Amounts.

                 "Partial Amortization Period" shall mean, with respect to any Series, unless the Transferor shall have initiated a Cure Period or an Early Amortization Period or the Amortization Period shall have commenced prior thereto, the period beginning on a Pool Non-compliance Date and continuing each day thereafter until the earlier of (a) the day on which the Net Receivables Balance shall be equal to or greater than the Required Net Receivables Balance and (b) the fifteenth day following such Pool Non-compliance Date.

                 "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.06 of the Pooling and Servicing Agreement.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                 "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

                 "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of November 4, 1994, among the Transferor, the Servicer and the Trustee, as amended, supplemented, restated or otherwise modified from time to time.

                 "Pool Non-compliance Date" shall mean any day on which the Net Receivables Balance falls below the Required Net Receivables Balance.

                 "Pool Rate" shall mean as to any Interest Period for the CRC Tranche related to an Increase, a rate per annum equal to the weighted average of the rates (or, if such rates are discount rates, the rates determined by converting the discount rates to an interest-bearing equivalent rate per annum) at which Notes allocable, in whole or part, by the Certificate Agent are issued by CRC to fund such Increase through a placement agent or commercial paper dealer selected by the Certificate Agent, as agreed between each such agent or dealer and the Certificate Agent which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Certificate Agent (on behalf of CRC).

                 "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the Initial Invested Amount or principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Investor Certificateholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the issuer and terms of any form of Enhancement with respect thereto; (h) to the extent applicable, the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased or redeemed by the Transferor or remarketed to other investors; (i) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (j) the

Series Servicing Fee and the Series Trustee's Fee; (k) the Amortization Date and the Termination Date; and (l) any other terms of such Series.

                 "Purchase Percentage" shall mean initially 94.596%; provided, however, that the Purchase Percentage may change from time to time, based on principles used to establish the initial Purchase Percentage, to reflect (a) historic loss experience of the Transferor's accounts receivable portfolio and the Receivables sold under the Transaction Documents and (b) prevailing interest rates, as agreed upon by the Transferor and the Purchaser. The Purchaser shall notify the Trustee if any change in the Purchase Percentage.

                 "Purchase Price" shall have the meaning specified in Section
2.2 of the Receivables Purchase Agreement.

                 "Purchaser" shall mean CRC, including any of its successors or assigns.

                 "Rating Agency" shall mean each nationally recognized rating agency which, at the request of the Transferor, has rated any Series of Certificates, as set forth in the related Supplement.

                 "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified such parties in writing that such action in and of itself will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

                 "Receivable" shall mean an account receivable shown on the records of Geneva Steel as of the Cut-Off Date, and from time to time thereafter, arising from the sale of merchandise or providing of services by Geneva Steel in the ordinary course of business of Geneva Steel, including without limitation, all monies due or to become due and all Collections and other amounts received from time to time with respect to such Receivable and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Receivables transferred under the Transaction Documents) thereof and "Receivables" shall mean all such Receivables; provided, however, that the term "Receivable" shall not include (i) as of the Cut-Off Date and any subsequent date of Transfer to the Trust, accounts receivable which do not satisfy the conditions of clauses (i), (vi), (vii) and (xiv) of the definition of Eligible Receivable and (ii) any consideration paid or payable by (x) the Transferor or
(y) the Trustee on behalf of the Trust for the purchase of any Receivable, including the Subordinated Loan or any Certificate or any payment on such consideration.

                 "Receivables Purchase Agreement" shall mean the agreement between Geneva Steel and the Transferor, dated as of the date hereof, governing the terms and conditions upon which the Transferor shall acquire the Receivables transferred to the Trustee for the benefit of the Trust on the Closing Date and all Transferor Receivables to be transferred to the Trustee for the benefit of the Trust from time to time thereafter, as the same may from time to time be amended, supplemented, restated or otherwise modified.

                 "Record Date" shall mean, with respect to any Distribution Date, the last day of the preceding calendar month.

                 "Reference Bank" shall mean for purposes of determining the Yield Rate, Citibank, N.A., a national banking association, its successors and assigns.

                 "Regulation D" shall mean Regulation D of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                 "Regulatory Change" means, relative to any Person:

                 (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                          (i) United States Federal or state law or foreign law applicable to such Person;

                         (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Person of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Person; or

                        (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Person and affecting the application to such person of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

                 (b) any change in the application to such Person of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

                 "Reportable Event" shall mean a Reportable Event as defined in
Section 4043(b) of ERISA.

                 "Required Net Receivables Balance" shall mean as of any day of determination, the sum of (i) the aggregate of the Loss and Dilution Reserves for all outstanding Series, (ii) the aggregate of the Yield Reserves for all outstanding Series and (iii) the Trust Invested Amount (computed as if reduced by (A) the amount of Cure Funds held in the Reserve Account for each Series and
(B) the cumulative amount of funds held in the Concentration Account at such time allocated to the portion of the Trust Partial Amortization Amount allocable to each such Series).

                 "Requirements of Law" shall mean any law, treaty, rule or regulation, or final binding determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                 "Reserve Account" with respect to each Series shall have the meaning specified in the related Supplement and "Reserve Accounts" shall refer to all the Reserve Accounts established for outstanding Series in accordance with the terms of the related Supplements.

                 "Responsible Officer" shall mean, (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to the Transferor or Servicer, any of the President, Chief Executive Officer, Vice President, Secretary, Treasurer, or Chief Financial Officer.

                 "Revolving Period" shall mean, with respect to any Series, the period specified in the related Supplement.

                 "S&P" shall mean Standard & Poor's Corporation or Standard & Poor's Ratings Group, as applicable, or the successor of either of them.

                 "Series" shall mean any series of Investor Certificates.

                 "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor Certificateholders or any Series or Class, as specified in any Supplement.

                 "Series Allocation Percentage" shall mean, with respect to any Series, the percentage equivalent of a fraction, the numerator of which is the sum of (a) Invested Amount for such Series (computed as if reduced by the amount of Cure Funds held in the Reserve Account for such Series and by the cumulative amount of funds held in the Concentration Account at such time allocated to the portion of the Trust Partial Amortization Amount allocable to such Series) plus (b) the Yield Reserve for such Series, plus (c) the Loss and Dilution Reserve for such Series, and the denominator of which is the aggregate of the amounts specified in clauses (a), (b) and (c) for all outstanding Series.

                 "Series Cut-Off Date" shall mean, with respect to any Series, the date specified as such in the related Supplement.

                 "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.09 of the Pooling and Servicing Agreement and the related Supplement.

                 "Series 1994-1 Supplement" shall mean the Series 1994-1 Supplement dated as of November 4, 1994 to the Pooling and Servicing Agreement, among the Transferor the Servicer and the Trustee as modified, amended, restated or supplemented from time to time.

                 "Series 1994-1 Certificateholder" shall mean the Purchaser, subject to the provisions of Section 2.10 of the Certificate Purchase Agreement.

                 "Series Servicing Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

                 "Series Trustee's Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

                 "Service Transfer" shall have the meaning specified in Section
10.01 of the Pooling and Servicing Agreement.

                 "Servicer" initially shall mean Geneva Steel in its capacity as Servicer pursuant to the Pooling and Servicing Agreement, and after any Service Transfer shall mean the Successor Servicer.

                 "Servicer Default" shall have the meaning specified in Section
10.01 of the Pooling and Servicing Agreement.

                 "Servicing Fee" shall have the meaning specified in Section 3.02(a) of the Pooling and Servicing Agreement.

                 "Servicing Officer" shall mean any officer, employee or other agent of the Servicer who is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

                 "Specified Loss and Dilution Reserve Percentage" shall mean the sum of (a) 15% plus (b) the product of (i) the average Dilution Ratio during the preceding 12 months times (ii) a fraction the numerator of which is the total sales for the past month and the denominator of which is the aggregate outstanding balance of Transferor Receivables which are Eligible Receivables as of the end of the most recently ended month.

                 "Subordinated Loan" shall mean the loan, if any, made pursuant to Section 2.2(f) of the Receivables Purchase Agreement.

                 "Subordinated Note" shall mean the subordinated promissory note, due November 4, 2014, by GSFC in favor of Geneva Steel.

                 "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                 "Successor Servicer" shall have the meaning specified in
Section 10.02(a) of the Pooling and Servicing Agreement.

                 "Supplement" shall mean, with respect to any Series, a supplement to the Pooling and Servicing Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Article VI of the Pooling and Servicing Agreement, and all amendments, modifications or supplements to the Pooling and Servicing Agreement.

                 "Supplemental Certificate" shall have the meaning specified in
Section 6.09(c) of the Pooling and Servicing Agreement.

                 "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer to the effect that, for federal and Utah (and any other State where substantial servicing activities





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
in respect of Receivables are conducted by the Transferor or the Servicer if there is a substantial change from present servicing activities) state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt, (b) such action will not cause a taxable event to any Investor Certificateholder, (c) following such action the Trust should not be treated as an association (or publicly traded partnership) taxable as a corporation, (d) in the case of the original issuance of Certificates, the Investor Certificates should properly be characterized as debt for tax purposes, or if not as debt, as an interest in a partnership and not in an association taxable as a corporation and (e) in the case of Section 6.09(b) of the Pooling and Servicing Agreement, the Investor Certificates of the new Series will be characterized as debt.

                 "Term" shall mean with respect to each Liquidity Provider Commitment, the shorter of (a) the Initial Term and each Extension Term and (b) the period ending on the date of expiration of the Aggregate Liquidity Provider Commitment pursuant to Section 2.10 of the Certificate Purchase Agreement.

                 "Term Increase" shall have the meaning specified in Section
2.10 of the Certificate Purchase Agreement.

                 "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

                 "Termination Event" shall have the meaning specified in
Article VI of the Receivables Purchase Agreement.

                 "Termination Notice" shall have the meaning specified in
Section 10.01 of the Pooling and Servicing Agreement.

                 "Transaction Documents" shall mean, collectively, the Certificate Purchase Agreement, the Series 1994-1 Certificate, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Series 1994-1 Supplement, the Articles or Certificate of Incorporation and the By-Laws of the Servicer and GSFC, respectively, and any other agreement or instrument related or delivered pursuant to any of the foregoing documents.

                 "Transfer" shall have the meanings specified in Section 2.01 of the Pooling and Servicing Agreement, it being understood that the date of Transfer of any Receivable or other Trust Asset shall be the date on which such Receivable or other Trust Asset shall be created or otherwise arise and, in the case of such Receivable, be acquired by the Transferor under the Receivables Purchase Agreement.

                 "Transfer Agent and Registrar" shall have the meaning specified in Section 6.03(a) of the Pooling and Servicing Agreement.

                 "Transferor" shall mean GSFC, as transferor under the Pooling and Servicing Agreement, including any successors and assigns.

                 "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form of Exhibit A to the Pooling and Servicing Agreement

                 "Transferor Collections" shall mean, with respect to any date, that portion of the Collections deposited to the Concentration Account equal to the product of (i) the Transferor Percentage on such date multiplied by (ii) the aggregate amount of such Collections.

                 "Transferor Interest" shall have the meaning specified in
Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Transferor Percentage" shall mean at any time 100% minus the aggregate of the Floating Allocation Percentages of all outstanding Series at such time.

                 "Transferor Receivable" shall mean a Receivable acquired by the Transferor pursuant to the Receivables Purchase Agreement other than those reconveyed by the Transferor pursuant to Section 4.2 of the Receivables Purchase Agreement except to the extent such Receivable is reacquired by the Transferor.

                 "Transferor's Account" shall mean the special account (account
number      ), under the dominion and control of the Transferor, for deposits by the Servicer pursuant to the applicable Supplement, maintained at the office of Bankers Trust Company in New York, New York, or such other account at such other bank, under the dominion and control of the Transferor, as Transferor may designate for such purpose from time to time.

                 "Trust" shall mean the Geneva Steel Trade Receivables Master Trust created by the Pooling and Servicing Agreement.

                 "Trust Assets" shall have the meaning specified in Section
2.01 of the Pooling and Servicing Agreement.

                 "Trust Invested Amount" shall mean at any time the sum of the Invested Amounts for all outstanding Series at such time.

                 "Trust Partial Amortization Amount" shall mean, with respect to any date of determination during a Partial Amortiza-tion Period, the amount by which the Net Receivables Balance is less than the Required Net Receivables Balance.

                 "Trustee" shall mean Bankers Trust Company, solely in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

                 "Trustee's Account" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Trustee's Fee" shall have the meaning specified in Section
11.05 of the Pooling and Servicing Agreement.

                 "Turnover Rate" shall mean for any date the average of the percentage equivalent of a fraction for each of the three most recently ended months the numerator of which is the Net Receivables Balance as of the last day of each such month and the denominator of which is the aggregate balance of Receivables transferred to the Trust during each such month; provided, however, that with respect to any such months, or portion thereof, occurring prior to the Closing Date, the denominator of such fraction shall be the aggregate balance of Receivables originated by Geneva Steel during such month or portion thereof.

                 "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable or specified jurisdiction.

                 "Undivided Fractional Interest" with respect to each Series shall have the meaning specified in the related Supplement.

                 "Weighted Average Term" shall mean, as of any date, a fraction the numerator of which is the aggregate of the product for each Receivable sold to the Trust during the preceding month of (i) the outstanding balance of such Receivable (at the time such Receivable is transferred to the Trust) multiplied by (ii) the payment term (in days) for each such Receivable, and the denominator of which is the aggregate outstanding balance of such Receivable (at the time such Receivable is transferred to the Trust).

                 "Yield" shall mean with respect to any Interest Period of an Increase, the sum of (i) the product of (a) the Yield Rate divided by 360, times (b) the amount of such Increase, times (c) the number of days in such Interest Period and (ii) for each Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Note Dealer Fees and any
Note Issuance Fees, if any, incurred with respect to the CRC Tranche related to such Increase.

                 "Yield Rate" shall mean with respect to any Interest Period of an Increase, either (a) the per annum rate of interest borne by the Notes issued in connection with a CRC Tranche the Yield Rate in respect of which shall be determined by reference to the Pool Rate and the per annum rate of interest borne by the CP Notes issued in connection with a CRC Tranche the Yield Rate in respect of which shall be determined by reference to the CP Rate, or, if such Notes or CP Notes are issued at a discount, the per annum rate of interest equivalent of such discount or (b) the Bank Rate.

                 "Yield Reserve" shall mean as of any date two multiplied by the product of (a) the Turnover Rate for such date and (b) the Discount Amount with respect to such date.